UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 8, 2024

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Accounting Officer
Bakkt Holdings, Inc. (the “Company”) appointed Joe Henderson, 53, as Vice President, Chief Accounting Officer and Principal Accounting Officer of the Company, effective July 8, 2024. Prior to joining the Company, Mr. Henderson was Director, Technical Accounting and SEC Reporting, at Azenta, Inc. (NASDAQ: AZTA) from May to August 2023, and Director, Financial Reporting and Technical Accounting, at BioXcel Therapeutics, Inc. (NASDAQ: BTAI) from 2022 to 2023, where he led technical accounting and financial reporting. Prior to that, Mr. Henderson held accounting roles of increasing responsibility at GE Capital Corporation from 2006 to 2022, most recently as Vice President, Transaction Advisory. Mr. Henderson holds a bachelor’s degree in accounting from Fairfield University.
In connection with Mr. Henderson’s appointment as Vice President, Chief Accounting Officer and Principal Accounting Officer, the Compensation Committee of the Company’s board of directors granted Mr. Henderson a one-time equity award of restricted stock units valued at approximately $14,000, which vest in equal yearly installments through the third anniversary of the grant date, subject to Mr. Henderson’s continued employment with the Company on the applicable vesting dates. Mr. Henderson’s annual base salary will be $245,000.
There are no arrangements or understandings between Mr. Henderson and any other person pursuant to which Mr. Henderson was appointed to serve as Chief Accounting Officer and Principal Accounting Officer of the Company. There are no family relationships between Mr. Henderson and any director or executive officer of the Company, and Mr. Henderson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Henderson’s appointment, the Company plans to enter into its standard form of director and officer indemnification agreement with Mr. Henderson, providing for indemnification and advancement of expenses. The foregoing description of the indemnification agreement is qualified in its entirety by reference to the full text of such agreement, the form of which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2021, and incorporated in this Item 5.02 by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: July 12, 2024

BAKKT HOLDINGS, INC.

By:	/s/ Marc D'Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary